EXHIBIT 23

DELOITTE & TOUCHE LLP
1700 Market Street
Philadelphia, Pennsylvania   19103-3984
Telephone (215) 246-2300
Facsimile (215) 569-2441


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated February 1, 2002, incorporated by reference in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 2001.



s/DELOITTE & TOUCHE LLP

March 26, 2002